Exhibit 99.1
        News Release

FOR IMMEDIATE RELEASE
Contact Information:
Rajeev Lalwani    Jim Burke
Investor Relations    Media Relations
Rajeev.Lalwani@L3Harris.com    Jim.Burke@L3Harris.com
321-727-9383    321-727-9131

L3Harris Technologies Completes $1.45 Billion Sales of its Military Training and Combat Propulsion Systems Businesses

MELBOURNE, Fla., July 2, 2021 — L3Harris Technologies (NYSE:LHX) has completed the sales of its Military Training business to CAE and its Combat Propulsion Systems and related businesses to RENK AG for a combined $1.45 billion. Proceeds from the divestitures are expected to be used for share repurchases.

CAE (NYSE:CAE; TSX:CAE) acquired L3Harris’ Military Training business for $1.05 billion in cash. With annual revenue of approximately $525 million, the Military Training business provides a wide range of training systems, simulations and related services to U.S. and international military customers. For more information visit https://www.cae.com/defence-security/l3harris-military-training-welcome-to-cae/.

RENK AG acquired L3Harris’ Combat Propulsion Systems and related businesses for about $400 million in cash. With annual revenue of approximately $230 million, the Combat Propulsion Systems business manufactures military engines and transmissions.

About L3Harris Technologies
L3Harris Technologies is an agile global aerospace and defense technology innovator, delivering end-to-end solutions that meet customers’ mission-critical needs. The company provides advanced defense and commercial technologies across air, land, sea, space and cyber domains. L3Harris has approximately $18 billion in annual revenue and 48,000 employees, with customers in more than 100 countries. L3Harris.com.

Advisors
Morgan Stanley & Co. LLC acted as financial advisor and Sullivan & Cromwell LLP served as legal counsel on the Military Training transaction for L3Harris. Moelis & Company LLC served as financial advisor and Simpson Thacher & Bartlett LLP as legal counsel for the Combat Propulsion Systems and related businesses transaction.

Forward-looking Statements
This press release contains forward-looking statements that reflect management's current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. Statements about the expected use of proceeds from the divestitures for share repurchases are forward-looking and involve risks and uncertainties. The forward-looking statements speak only as of the date of this press release, and the company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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